Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Incorporated Location	Percentage Owned
Alpha and Omega Semiconductor Incorporated	California, United States	100% owned by AOS
Alpha and Omega Semiconductor (Cayman) Ltd.	Cayman	100% owned by AOS
Alpha and Omega Semiconductor (Shanghai) Co., Ltd.	China	100% owned by AOS
Alpha and Omega Semiconductor (Shenzhen) Co., Ltd.	China	100% owned by AOS
Alpha & Omega Semiconductor (Hong Kong) Limited	Hong Kong	100% owned by AOS
Alpha & Omega Semiconductor (Macau) Limited	Macau	100% owned by AOS
Alpha & Omega Semiconductor (Singapore) PTE. Ltd.	Singapore	100% owned by AOS
Alpha and Omega Semiconductor (Taiwan) Limited	Taiwan	100% owned by AOS
Agape Package Manufacturing (Cayman) Ltd.	Cayman	100% owned by AOS
Agape Package Manufacturing (Shanghai) Ltd.	China	100% owned by AOS
Agape Package Manufacturing (Hong Kong) Ltd.	Hong Kong	100% owned by AOS
Jireh Semiconductor Incorporated	Oregon, United States	100% owned by AOS
Nissi High-tech Services (Shanghai) Co. Ltd.	China	100% owned by AOS